EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK5 2024-5YR12 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, KeyBank National Association, as Special Servicer, Computershare Trust Company, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer, Wells Fargo Bank, National Association, as Primary Servicer for the Bay Plaza Community Center Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Bay Plaza Community Center Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Bay Plaza Community Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Bay Plaza Community Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Bay Plaza Community Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Bay Plaza Community Center Mortgage Loan, BellOak, LLC, as Operating Advisor for the Bay Plaza Community Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Bay Plaza Community Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Ignite Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Ignite Portfolio Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Ignite Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Ignite Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Ignite Portfolio Mortgage Loan, BellOak, LLC, as Operating Advisor for the Ignite Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Ignite Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Rockefeller Center Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Rockefeller Center Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the Rockefeller Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Rockefeller Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Rockefeller Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Rockefeller Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Gateway Center North Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Gateway Center North Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Gateway Center North Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Gateway Center North Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Gateway Center North Mortgage Loan, Pentalpha Surveillance LCC, as Operating Advisor for the Gateway Center North Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Gateway Center North Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Sunbelt MHC Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Sunbelt MHC Portfolio Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Sunbelt MHC Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Sunbelt MHC Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Sunbelt MHC Portfolio Mortgage Loan, Pentalpha Surveillance LCC, as Operating Advisor for the Sunbelt MHC Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Sunbelt MHC Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Mini Mall Self Storage Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Mini Mall Self Storage Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Mini Mall Self Storage Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Mini Mall Self Storage Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Mini Mall Self Storage Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Mini Mall Self Storage Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Mini Mall Self Storage Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Queens Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Queens Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Queens Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Queens Center Mortgage Loan, and Pentalpha Surveillance LCC, as Operating Advisor for the Queens Center Mortgage Loan.

Dated: March 17, 2026

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)